UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2009

ONE LIBERTY PROPERTIES, INC.
(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York   11021
 (Address of principal executive offices)                 (Zip code)

516-466-3100
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On October 15, 2009, a wholly-owned subsidiary of One Liberty Properties, Inc. sold an industrial property located in St. Cloud, Minnesota for approximately $17.1 million.  The purchaser assumed the mortgage encumbering the property of approximately $9.1 million, and paid the balance of the purchase price in cash.  The sale will result in a gain for accounting purposes of approximately $800,000.

The gain for federal income tax purposes is estimated to be approximately $2.2 million.  The registrant may defer the gain for federal income tax purposes by having its subsidiary enter into an IRC Section 1031 tax-deferred exchange, and using the sale proceeds to acquire one or more replacement properties.  As of this date, registrant’s subsidiary has not identified one or more replacement properties and can make no assurance that it will be able to locate suitable replacement properties in accordance with applicable statutory and regulatory requirements.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: October 19, 2009	By: /s/ Simeon Brinberg
Simeon Brinberg
Senior Vice President